                                                                  Exhibit 10(ii)

[Sutherland Asbill & Brennan LLP LETTERHEAD]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statements of additional information included in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 for American Growth Series, issued through the New England Variable Annuity Separate Account (File No. 33-85442). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                  SUTHERLAND ASBILL & BRENNAN LLP


                                  By:      /s/ Stephen E. Roth
                                               Stephen E. Roth

Washington, D.C.
April 25, 2002